Exhibit 5.1

FORM OF OPINION OF NIXON PEABODY LLP

April     , 2004

Marchex, Inc.

2101 Fourth Avenue, Suite 1980

Seattle, WA 98121

Re:	Registration Statement on Form SB-2; Registration No. 333-111096

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (File No. 333-111096) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 11, 2003, as amended by Amendment No. 1 filed with the Commission on February 18, 2004, for the registration of 4,600,000 shares of Class B common stock, par value $0.01 per share (the “Shares”), of Marchex, Inc., a Delaware corporation (the “Company”), including 600,000 Shares issuable upon exercise of an underwriters’ over-allotment option to be granted by the Company.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and the several underwriters to be named in the Underwriting Agreement for whom National Securities Corporation is acting as a representative. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement.

In our capacity as special counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate actions will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is our opinion that as of the date hereof, (i) the Shares have been duly authorized by all necessary corporate action of the Company, and (ii) the Shares, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.”

Very truly yours,

/s/ Nixon Peabody LLP